EXHIBIT 10.6

LEASE BETWEEN

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY, as LANDLORD

and

CRESCENT BANKING COMPANY, as TENANT

at

5881 GLENRIDGE DRIVE,

ATLANTA, GA 30328

PLAZA 400

OFFICE BUILDING LEASE

THIS LEASE, made this 29th day of September, 1998, by and between PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY (hereinafter referred to as “Landlord”), and CRESCENT BANKING COMPANY, a Georgia corporation (hereinafter referred to as “Tenant”).

FOR AND IN CONSIDERATION of the mutual covenants and conditions contained herein, the parties hereto do hereby agree as follows:

1.	Premises. Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by Tenant, has leased and rented, and by these presents does lease and rent, unto said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the space (hereinafter referred to as the “Premises”), identified on the Lease Information Sheet attached hereto as Exhibit “A” and shown on the floor plan attached hereto as Exhibit “B” and made a part hereof, which space is within the building located at 5881 Glenridge Drive, Fulton County, Georgia (hereinafter referred to as the “Building”), in the Plaza 400 Office Center (more specifically defined as the four buildings at 5881 - 5887 Glenridge Drive and hereinafter referred to as the “Office Complex”).

2.	Term. Tenant takes and accepts the Premises from Landlord for a term beginning and ending on the dates specified in the Lease Information Sheet attached hereto as Exhibit “A”, unless sooner terminated as hereinafter provided (hereafter referred to as the “Lease Term”).

3.	Rental.

(a) Tenant agrees to pay, without demand, deduction or set-off, annual fixed rental (hereinafter referred to as the “Base Rental”) at the rate set forth in the Lease Information Sheet attached as Exhibit “A”, payable in equal monthly installments set forth in the Lease Information Sheet attached hereto as Exhibit “A” in advance promptly on the first day of each calendar month during the Lease Term. Tenant shall make all rental payments to Landlord at the address contained herein, or to such agent of Landlord or at such other place as Landlord may designate in writing. If the Lease Term commences on a date other than the first day of a calendar month, then the first payment of Base Rental hereunder shall be prorated based on the number of days during such month in which the Lease Term was in effect.

(b) Commencing on the first (1st) day of October of the calendar year following the commencement of the Lease Term, and continuing on the first (1st) day of October of each calendar year thereafter during the Lease Term, the Base Rental payable by Tenant shall be increased by an amount equal to three and five-tenths percent (3.5%) of the Base Rental payable hereunder for the immediately preceding calendar year.

4.	Operating Expense Reimbursement. In addition to the Base Rental, Tenant agrees to pay for any calendar year during the Lease Term after the “Base Year” (as hereinafter defined) the amount, if any, by which the “Operating Expense Amount” (as hereinafter defined) for such calendar year multiplied by the number of square feet of “Net Rentable Area” (as hereinafter defined) within the Premises, [1] exceeds the Operating Expense Amount for the Base Year multiplied by the number of square feet of Net Rentable Area within the Premises. If Tenant’s occupancy during any calendar year is less than the full year for all or any part of the Premises, the costs to Tenant for such period shall be further proportioned in ratio to the actual number of days in possession. Tenant agrees to pay to Landlord on the first (1st) day of each calendar month such amounts as Landlord estimates from time to time as necessary to pay Tenant’s prorata share of such expenses. Within forty-five (45) days after the end of each calendar year, Landlord shall furnish Tenant statements of the actual “Operating Expenses” (as hereinafter defined) incurred during such year and shall render an invoice showing Tenant’s share thereof. In the event that Tenant’s

[1] ,	which area for the purposes of this Lease is 3,616 rentable square feet,

actual share, as computed above, exceeds the aggregate amount paid by Tenant in the preceding year pursuant to this paragraph, Tenant shall pay such deficiency to Landlord with the next monthly rental payment. In the event that the aggregate amount paid by Tenant in the preceding year shall exceed Tenant’s actual prorata share of such costs for such year, Landlord shall pay such excess to Tenant at the time such invoice is delivered to Tenant. As used herein, the following terms have the following meanings:

(a)	Operating Expense Amount shall mean the Operating Expenses for a calendar year divided by the greater of (A) [2] of the number of square feet of Net Rentable Area within the Office Complex [3] and (B) the total Net Rentable Area actually under lease within the Office Complex.

(b)	Operating Expenses shall consist of all expenses, costs and disbursements, but not specific costs billed to specific tenants of the Office Complex, of every kind and nature, computed on the accrual basis, relating to or incurred or paid in connection with the ownership and operation of the Office Complex, including but not limited to, the following:

(1)	wages and salaries of all on and off-site employees engaged in the operation, maintenance or access control of the Office Complex, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

(2)	all supplies, tools, equipment and materials used in the operation and maintenance of the Office Complex;

(3)	cost of all utilities for the Office Complex including but not limited to the cost of water and power for heating, lighting, air conditioning and ventilating;

(4)	cost of all maintenance and service agreements for the Office Complex and the equipment therein, including but not limited to security service, garage operators, window cleaning, elevator maintenance, janitorial service and landscaping maintenance;

(5)	cost of repairs and general maintenance of the Office Complex (excluding repairs, alterations and general maintenance paid by proceeds of insurance or attributable solely to tenants of the Office Complex other than Tenant);

(6)	amortization (together with reasonable financing charges) of the cost of installation of capital investment items which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements or maintaining the first class nature of the Office Complex, other than capital items installed in connection with Landlord’s initial construction of the Office Complex;

(7)	the cost of all insurance on the Office Complex, including, but not limited to, the cost of casualty, rental abatement and liability insurance applicable to the Office Complex and Landlord’s personal property used in connection therewith; and

(8)	all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Office Complex or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Office Complex or its operation, excluding, however, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Office Complex or imposed in connection with any change of ownership of the Office Complex; provided, however, that if at any time during the term of this Lease, the present method of taxation or assessment shall be so changed that the whole or

[2]	95%
[3]	which area for the purposes of this Lease is 173,223 rentable square feet any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Office Complex or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Office Complex were the only property of the Landlord subject to such tax.

(c)	“Base Year” shall mean the calendar year ending on the date set forth in the Lease Information Sheet attached hereto as Exhibit “A”.

5.	Improvements and Repairs by Landlord. Tenant accepts the Premises in their “as-is” condition except that, prior to commencement of the Lease Term, Landlord will, at Landlord’s expense, unless otherwise stated herein or on Exhibit “C” attached hereto and made a part hereof, complete, alter, renovate and or decorate the Premises to the specifications set forth on the work letter attached hereto as Exhibit “C”. The taking of possession and occupancy of the Premises by Tenant shall be conclusive evidence as against Tenant that Tenant accepts the Premises as being in conformance with said floor plan and said specifications [4], and that Tenant accepts the Premises and the building in which the Premises are located as being in good and satisfactory condition and suited for the use intended by Tenant. Throughout the Lease Term or any renewal of this Lease, Landlord shall keep and maintain the building in which the Premises are located and its fixtures, appurtenances, systems and facilities serving the Premises in good working order, condition and repair, except for those repairs for which Tenant is responsible pursuant to the provisions of this Lease. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair, and failure so to report any such defect shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of Tenant’s failure to notify Landlord of such defect. Landlord shall have the right, but not the obligation, to enter the Premises at all reasonable times [5] in order to inspect the Premises or to make such repairs as may be required hereunder or to make any other repairs which Landlord may deem necessary for the safety of, or preservation of, the Premises, the Building, or the Office Complex.

6.	Delivery of Possession by Landlord to Tenant. If Landlord for any reason whatsoever fails to deliver possession of the Premises to Tenant at the commencement of the Lease Term as above specified, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event, there shall be a proportionate reduction of rent covering the period between the commencement of the Lease Term as specified in Paragraph 2 and the time when Landlord actually delivers possession. [6]

7.	Use of Premises. Tenant shall use the Premises only for general office purposes, and shall, at Tenant’s own expense, comply with all laws, statutes, ordinances, regulations, rules and orders of all governmental bodies and authorities relating to such use. Tenant shall not, without the prior written consent of Landlord, make any alterations, additions or improvements in or about the Premises, nor shall Tenant use the Premises for any illegal purpose, or create or allow to exist any nuisance or trespass, or do any act in or about the Premises, or bring anything onto, in or about the Premises which will in any way increase the premiums for insurance on the Premises, the Building, or the Office Complex, or deface or injure the Premises or the Building, or overload the floor of the Premises, or overload the heating, air conditioning or electrical systems

[4]	subject to the completion of any “punchlist” items of which Tenant has notified Landlord in writing,
[5]	and, except in cases of emergency, with reasonable notice to Tenant,
[6]	If the Premises are not ready for occupancy for reasons reasonably under Landlord’s control by December 31, 1998, Tenant shall have the right to notify Landlord of its intention to cancel this Lease, such cancellation to be effective thirty (30) days following Landlord’s receipt of said notice, if the Premises are not ready for occupancy by such date of cancellation. If the Premises are ready for occupancy within said thirty (30) day period, Tenant’s cancellation shall be deemed of no force or effect. If the Premises are not ready for occupancy following the expiration of said thirty (30) day period this Lease shall be considered cancelled and of no further force or effect.

serving the Premises or the Building, or conduct its business in such a manner as to disturb other tenants within the Building or Office Complex. Tenant agrees not to abandon or vacate the Premises during the Lease Term, and Tenant agrees to use the Premises for the purposes herein leased until the expiration of the Lease Term. 7

8.	Repairs by Tenant. Tenant, during the Lease Term or the term of any extension or renewal of this Lease, shall, at Tenant’s own expense, promptly make all repairs as shall be necessary to keep the Premises in good condition and repair, normal wear excepted. Tenant further agrees to repair promptly, at Tenant’s own expense, all damage or injury of whatever nature done to the Premises, the Building, or the Office Complex by Tenant or by any of Tenant’s agents, employees, sublessees, licensees, invitees, guests or customers and, if Tenant fails to make any such required repairs, Landlord shall be entitled (but not obligated) to make such repairs and Tenant shall promptly reimburse Landlord for the costs and expense of such repairs immediately upon demand therefor by Landlord. In doing any repairs or work of any nature in, to or about the Premises, Tenant shall give Landlord reasonable advance written notice of Tenant’s intention to make such repairs and shall use only contractors or workmen approved by Landlord. Tenant shall promptly pay, bond, remove or otherwise discharge any and all liens, claims of lien or other charges arising out of or in connection with the performance of any repairs or work required of or permitted Tenant hereunder and shall keep the Premises, the Building, and the Office Complex free and clear of any and all such liens, claims of lien and charges. In addition, Tenant agrees to indemnify and hold Landlord harmless from and against any and all losses, costs, damages, claims or liabilities (including without limitation, reasonable attorney’s fees) arising from or in connection with any such required or permitted repairs or work or any such lien, claim of lien or other charges.

9.	Services of Landlord. Landlord shall provide to Tenant, at Landlord’s expense, the following services:

(a)	Landlord shall maintain and operate the heating and air conditioning systems and shall furnish heat and air conditioning in the Premises in compliance with the performance specifications of Exhibit C during business hours (that is generally customary daytime business hours, but not before 8:00 a.m. or after 1:00 p.m. on Saturdays which are business days or before 8:00 a.m. or after 6:00 p.m. on all other business days). “Business days” shall mean all days except Sundays and days observed by the Federal or the state government as legal holidays.

(b)	Landlord shall provide elevator service to the floor on which the Premises are situated during regular hours of business days (that is the hours and days referred to in (a)), and shall have at least one passenger elevator subject to call at all other times. The use of the elevators shall be subject to the Rules and Regulations.

(c)	Landlord shall cause the Premises, including the exterior and the interior of the windows thereof, to be cleaned in a manner standard to the Office Complex. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (i) extra cleaning work in the Premises or Building required because of (A) misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, (B) use of portions of the Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, and (C) non-building standard materials or finishes installed by Tenant or at its request, and (ii) removal from the Premises, the Building, and the Office Complex of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy. Landlord, its cleaning contractor and their employees shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. to clean the Premises as required hereunder.

(d)	Landlord shall furnish adequate water to a location within the Common Area on the floor on which the Premises are located for drinking, lavatory and cleaning purposes. Tenant

[7]	Notwithstanding anything contained to the contrary herein, provided Tenant is not default beyond applicable cure periods of the terms herein, Tenant shall have the right to vacate the Premises provided Tenant provides Landlord prior written notice and further provided that Tenant continues to faithfully observe all other terms and conditions of this Lease, including but not limited to the payment of all rent and additional rent due hereunder.

shall not, without Landlord’s prior written consent, tap into said water lines. Should Landlord grant such consent, all costs of such connection shall be paid by Tenant. In addition, Landlord, at Tenant’s expense, may install meters to measure Tenant’s consumption of water for such other purposes. Tenant shall reimburse Landlord for the quantities of water shown on such meters and any related sewer charges, on demand.

(e)	Landlord shall furnish all electric power reasonably required for lighting and the operation of ordinary office copying equipment and ordinary desk-top office equipment. Tenant will not use any electrical equipment which in Landlord’s opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord’s prior written consent in each instance, connect any additional items (such as electric heaters, data or word processing equipment or copy machines) to the electrical distribution system serving the Premises or the Building, or make any alteration or addition to such system. Should Landlord grant such consent, all additional circuits or equipment required therefor shall be provided by Landlord and the costs of installation and use thereof shall be paid by Tenant upon Landlord’s demand.

(f)	Landlord shall furnish common use restrooms and toilets.

(g)	Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any of the heating, air conditioning, electric, sanitary, elevator or other systems serving the Premises, or to stop any other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith, deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord’s reasonable control. [8]

(h)	Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Premises, provided that Landlord shall use diligence with respect thereto and, with respect to repairs or changes within the Premises, shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant’s use of the Premises.

10.	Liability of Landlord. Landlord shall not be liable to Tenant or responsible for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the wrongful or negligent acts of Landlord, its officers, agents, servants or employees without contributory negligence on the part of Tenant, or any of its subtenants or licensees or its or their employees, agents or contractors.

11.	Entry for Carding or Repairs. Landlord may card the Premises “FOR RENT” sixty (60) days before the termination of this Lease or any renewal thereof. Landlord may enter the Premises at reasonable hours to exhibit same to prospective purchasers, lenders or lessees and to make repairs required of Landlord under the terms hereof, or to make repairs to Landlord’s adjoining property, if any.

12.	Reletting By Landlord. Upon Tenant’s breach of this Lease, Landlord may, at Landlord’s option and as Tenant’s agent and without terminating this Lease, enter upon the Premises, dispossess Tenant, remove and store at Tenant’s expense all of Tenant’s fixtures, furniture and other property left on the Premises, and rent the Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper, all

[8]	Should the services described in this subparagraph be discontinued such that the Premises, in Landlord’s sole judgement, are uninhabitable for a period of seven consecutive days, Landlord shall thereafter abate the rent due hereunder until the Premises become habitable without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event of such reletting, Landlord shall apply the rent therefrom (i) first to the payment of Landlord’s expenses incurred by reason of Tenant’s default, including without limitation attorney’s fees and expenses of reletting, such as the expense of repairs, renovation or alteration of the Premises, and (ii) then to the payment of rent and all other sums due from Tenant hereunder. If the rent collected from reletting is insufficient to reimburse Landlord for default and reletting expenses and pay in full all rent and other sums due hereunder, Tenant shall be liable to Landlord for the 9, and shall immediately pay any such deficiency to Landlord.

13.	Cancellation of Lease by Landlord. If Tenant defaults in paying the rent or making any other monetary payments provided for hereunder and remains in default for three (3) days following written notice of such default; or if Tenant defaults in performing any other of its obligations hereunder and remains in default for thirty (30) days following written notice of such default; or if a permanent receiver is appointed for Tenant’s property, including Tenant’s interest in the Premises, and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or if Tenant or any guarantor of the Lease files a voluntary petition in bankruptcy or Tenant or any such guarantor files any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under any present or future federal, state or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if Tenant or any such guarantor seeks other relief for debtors, or if Tenant or any such guarantor seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of such guarantor or of all or any substantial part of the property or assets of Tenant or of such guarantor or of any or all of the income, rents, issues, profits or revenues thereof, or Tenant or any such guarantor makes any general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due, or Tenant or any such guarantor admits an act of bankruptcy; or there is a filing of a petition against Tenant or any guarantor of the Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of Tenant or of any such guarantor and such petition is not dismissed within thirty (30) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or if the Premises or Tenant’s effects or interest therein should be levied upon or attached under process against Tenant, and any such levy or attachment is not removed, satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant demanding removal, satisfaction or dissolution thereof; or if Tenant or any guarantor of the Lease (if a corporation) is liquidated or dissolved or its charter expires or is revoked, or Tenant or such guarantor (if a partnership or business association) is dissolved or partitioned, or Tenant or such guarantor (if a trust) is terminated or expires, or if Tenant or such guarantor (if an individual) dies; then, in any of said events, Landlord at its option may (but only during continuance of such default or condition) terminate this Lease by written notice to Tenant; whereupon this Lease shall end. Upon such termination by Landlord, Tenant shall at once surrender possession of the Premises to Landlord and remove all of Tenant’s effects therefrom; and Landlord may forthwith re-enter the Premises and repossess itself thereof, and remove all persons and effects therefrom. The aforesaid option to terminate is in addition to all other rights and remedies available to Landlord at law or in equity.

14.	Effect of Termination of Lease. No termination of this Lease shall affect Landlord’s right to collect rent for the period prior to termination hereof.

15.	Assignment and Subletting. Tenant may not, without the prior written consent of Landlord endorsed hereon [10], assign this Lease or any interest hereunder, or sub-let the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Consent by Landlord to one assignment or sub-lease shall not destroy or waiver this provision, and all later assignments and sub-leases shall likewise be made only upon prior written consent of Landlord. Sub-lessees or assignees shall become liable directly to Landlord for all obligations of Tenant

[9]	amount of the deficiency up to the remaining rental obligation of Tenant from the date of cancellation of the Lease until the termination date of the Lease as described herein absent any default by Tenant.

[10]	Which consent shall not be unreasonably withheld, conditioned, or delayed,

hereunder, without relieving Tenant’s liability. In the event Tenant assigns this Lease or any interest therein or sub-lets the Premises or any part thereof, Tenant shall reimburse Landlord for all of the costs incurred by Landlord in connection with Landlord’s approval of such assignment or sub-letting, in an amount 11 $500.00. Landlord shall have no obligation to consent to any proposed subleasing or assignment if, among other factors, in Landlord’s opinion:

A) the proposed use is inconsistent with the quality of the Office Complex;

B) the reputation of the proposed sublessee or assignee, its partners, officers, or directors is inconsistent with that of the Office Complex;

C) the financial condition of the proposed sublessee or assignee is below the standards of the Office Complex;

D) the operations of the proposed sublessee or assignee would adversely impact the operations or maintenance of the Office Complex;

E) the proposed sublessee or assignee, or any affiliate thereof, is currently a tenant, subtenant, or occupant of space in the Office Complex,

F) the proposed sublease is for a portion of the Premises which is already subleased (a sub-sublease).

Landlord shall have the right to terminate this Lease as to the space affected by the proposed assignment or subletting by delivering notice of such termination to Tenant. If Landlord elects to terminate this Lease as to the space affected by the proposed assignment or subletting, then (i) Landlord and Tenant shall enter into an amendment of this Lease equitably adjusting the Rent due hereunder and (ii) Tenant shall be relieved of all further obligations under this Lease regarding the space affected by such proposed assignment or subletting, provided that Tenant has paid all Rent due with respect to such space as of the date of termination. Tenant acknowledges and agrees that any consideration paid to or received by Tenant (directly or indirectly) in connection with any assignment or sublease approved by Landlord which exceeds the amounts required to be paid to Landlord by Tenant for the Rent shall belong to and, when and if received by Tenant, promptly paid to Landlord.

16.	Transfer of Tenant. In the event the Premises contain less than 3,500 square feet of rentable area, Landlord reserves the right, at its option and upon giving to Tenant thirty (30) days prior written notice, to transfer and remove Tenant from the Premises herein specified to any other available space determined by Landlord to be of equal size and area and equivalent rental in the Office Complex. Landlord shall bear the expense of said removal, as well as the expense of any renovations or alterations necessary to make the new space conform in arrangement and lay-out with the original Premises covered by this Lease.

17.	Destruction or Damage to Premises; Casualty Insurance. Landlord covenants and agrees that Landlord will at all times during the term of this Lease keep, or cause to be kept, the Building insured by good and responsible insurance companies authorized to do business in the State of Georgia, for protection against damage or destruction by fire or other perils embraced within the term “extended coverage”, in an amount not less than eighty percent (80%) of the replacement value of the improvements above foundation walls. If the Premises are totally destroyed (or so substantially damaged as to be untenantable) by casualty, this Lease shall terminate as of the date of such destruction or damage, and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not rendered wholly untenantable by any casualty, rental shall abate in the same proportion as the Premises have been damaged. Landlord may, at its option, restore the Premises to substantially the same condition as before such casualty, whereupon full rental shall recommence. In the event Landlord fails to commence such restoration within ninety (90) days of the occurrence of such casualty, Tenant shall have the right, within thirty (30) days thereafter, to terminate this Lease, whereupon neither party shall have any further rights or obligations hereunder. Tenant agrees that Landlord shall not be liable for any damage to the personal property of Tenant caused by any such casualty, and that Landlord shall not be liable for any inconvenience, lost profits or damages incurred by Tenant which result directly or indirectly from any such fire, peril or other casualty or from any repairs performed by Landlord in connection therewith.

[11]	of

18.	Tenant’s Property.

(a)	All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as herein provided.

(b)	All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called “Tenant’s Property”) shall be and shall remain the property of Tenant and, provided Tenant is not in default hereunder, may be removed by Tenant at anytime during the term of this Lease; provided that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant’s Property and shall be deemed the property of Landlord.

(c)	At or before the expiration date, or the date of any earlier termination of this Lease, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property.

(d)	Tenant shall be responsible for ad valorem taxes on Tenant’s Property and on the value of the leasehold improvements in the Premises to the extent the same exceed the standard allowances for such items provided by Landlord to other tenants within the Office Complex on the date this Lease was executed. If the taxing authorities do not separately assess such excess value of Tenant’s leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes attributable to the Office Complex to reflect such separate assessment and the ad valorem taxes attributable to such allocation shall be due and payable by Tenant to Landlord on or before fifteen (15) days prior to the due date of such ad valorem taxes.

19.	Attorney’s Fees and Homestead. If any rent or other sum owing under this Lease is collected by or through an attorney at law, Tenant agrees to pay fifteen percent (15%) thereof as attorney’s fees. Tenant waives all homestead rights and exemptions which Tenant may have under any laws as against any obligation owing under this Lease. Tenant hereby assigns to Landlord its homestead and exemption.

20.	Entire Agreement. This Lease, including any attachments made a part hereof, contains the entire agreement of the parties and any representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of no force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.

21.	Time of Essence. Time is of the essence of this Lease.

22.

Mortgagee’s Rights. Tenant agrees that this Lease shall be subject and subordinate to any deeds to secure debt now on the Premises, the Building, or the Office Complex and to all advances already made, or which may be hereafter made, on account of said deeds to secure debt to the full extent of all debts and charges secured thereby and to any modifications, renewals or extensions of all or any part thereof and to any deeds to secure debt which any owner of said Premises or of the Building or Office Complex may hereafter at any time elect to place on said Premises, and Tenant agrees upon request by such owner hereafter to execute any instrument or instruments which such owner may deem necessary to evidence such subordination. If any such deed to secure debt shall hereafter be foreclosed, or if the Premises, the Building, or the Office Complex shall be sold under power of sale contained in any deed to secure debt, upon the request of the mortgagee or the purchaser at foreclosure, Tenant will attorn to the purchaser at the foreclosure sale (or the purchaser by deed in lieu of foreclosure) and will execute such instruments as such mortgagee or purchaser may deem necessary or appropriate to evidence such attornment. Notwithstanding any of the above, Tenant agrees that such mortgagee shall have the right to declare this Lease prior and superior to any such deed to secure debt and Tenant agrees, upon request, to execute any instrument or instruments requested by such mortgagee to confirm same. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant for the purpose of and with full power and authority to execute and deliver in the name of Tenant any instrument or instruments required to be delivered by Tenant in accordance with the provisions of this paragraph.

23.	Estoppel Certificates. Tenant (and any guarantor of Tenant’s obligations hereunder) agrees to certify in writing the status of this Lease and the rental payable hereunder, at any time, upon ten (10) days’ written notice from Landlord. Such certificate shall be in a form reasonably satisfactory to any governmental authority or public agency or to a prospective purchaser from, or assignee or sublessee of, or holder of a security instrument executed by Landlord, as the case may be. In addition to any other matters required by the terms thereof, such certificate shall certify the commencement date of the Lease Term and the termination date and any renewal date or dates thereof; whether or not this Lease is in full force and effect; whether or not this Lease has been amended or modified, and if so, in what manner; the date through which rental payments have been made; whether or not there are any known defaults under this Lease, and if so, specifying the particulars of such defaults and the action required to remedy them; and whether or not there are any set-offs against or defenses to the enforcement of the terms and conditions of this Lease, and if so, specifying the particulars of such set-offs or defenses.

24.	Sale of Premises by Landlord. In the event of any sale of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability to Tenant under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale.

25.	No Estate in Land. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant, and no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant except with Landlord’s consent.

26.	Rights Cumulative. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

27.	Holding Over. If Tenant remains in possession after expiration of the Lease Term, with Landlord’s acquiescence and without any distinct agreement of the parties, Tenant shall be a tenant at sufferance at [12] of the rental rate in effect at the end of this Lease, and there shall be no renewal of this Lease by operation of law.

28.	Surrender of Premises. Upon termination of this Lease, Tenant shall surrender the Premises and keys thereto to Landlord in the same condition as at the commencement of the Lease Term, natural wear and tear only excepted.

29.	Notice. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the addresses specified in the Lease Information Sheet attached hereto as Exhibit “A” or at such other addresses as they may from time to time designate in a notice to the other. Tenant hereby appoints as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of the Premises at the time, or occupying the Premises; and if no person is in charge or occupying same, then such service or notice may be made by attaching the same on the main entrance to the Premises.

[12]	one hundred fifty percent (150%)

30.	Damage or Theft or Personal Property. Tenant agrees that all personal property brought onto the Premises or in the Building shall be at the risk of Tenant only, and that Landlord shall not be liable for theft thereof or any damages thereto occasioned by any fire, flood or other casualty, or by any act of any other lessee or any other occupant of the Building, or any other person [13].

31.	Rules and Regulations. The rules and regulations annexed hereto as Exhibit “D”, and all rules and regulations which Landlord may hereafter from time to time adopt and promulgate for the government and management of the Building, are hereby made a part of this Lease and shall, during the Lease Term, be at all times observed and performed by Tenant and by Tenant’s employees, agents, sublessees, assigns and invitees.

32.	Eminent Domain. It is mutually agreed that if the whole or any part of the Premises shall be taken by any federal, state, county, or city authority for public use, or under any statute, or by right of eminent domain, or if Landlord shall convey all or any portion of the Premises in lieu of such taking, then, immediately upon the taking of possession of the Premises by such authority, this Lease and all rights of the Tenant hereunder shall immediately cease and terminate; and it is expressly agreed that Tenant shall not have any right or claim to any award made to or received by Landlord for such taking, Tenant hereby specifically waiving any such right or claim of any nature whatsoever.

33.	Definitions. The term “Landlord” as used in this Lease shall include Landlord’s heirs, representatives, assigns and successors-in-title to the Premises. The term “Tenant” as used in this Lease shall include Tenant’s heirs and representatives, and, if this Lease shall be validly assigned or sublet, shall also include Tenant’s assignees or sublessees, as to that portion of the Premises covered by such assignment or sublease. The terms “Landlord” and “Tenant” shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties, and as may be required by the particular context.

34.	Indemnification, Liability and Other Insurance.

(a)	Except for claims which are caused by Landlord’s wrongful act or negligence or by Landlord’s failure to perform its obligations under this Lease, Tenant does hereby indemnify and save Landlord harmless from and against any and all liabilities for any death or personal injury or damage to property in any way arising out of or in connection with the condition, use or occupancy of the Premises, the Building, and the Office Complex, or in any way arising out of the activity of Tenant, its agents, employees, sublessees, licensees, invitees, guests and customers in the Office Complex, and from all costs, expenses and liabilities, including but not limited to reasonable attorney’s fees, incurred by Landlord in connection therewith. Tenant further agrees to carry, at Tenant’s expense, public liability insurance coverage on the Premises, from an insurance company qualified to transact business in the State of Georgia, stipulating limits of liability of not less than $1,000,000.00 for any accident affecting any one person; and not less than $3,000,000.00 for any accident affecting more than one person; and not less than $300,000.00 property damage. All such policies shall contain endorsements waiving the insurer’s rights of subrogation against Landlord, its agents, contractors, employees, guests or invitees for any reason whatsoever, and endorsements adding an insured’s contractual obligations rider, and shall provide for thirty (30) days’ notice to Landlord prior to cancellation or termination.

(b)	Landlord agrees to carry public liability insurance coverage on all entranceways, parking and driveway areas and all hallways and other common areas under Landlord’s control and located in the Office Complex, from an insurance company qualified to transact business in the State of Georgia, stipulating limits of liability of not less than $1,000,000.00 for an accident affecting any one person; and not less than $3,000,000.00 for an accident affecting more than one person; and not less than $300,000.00 property damage.

35.	Delay. If Landlord is delayed or prevented from performing any of its obligations under this Lease by reason of strike or labor troubles or any other cause or event beyond Landlord’s

[13]	unless caused solely by Landlord’s gross negligence.

reasonable control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligations by Landlord.

36.	Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of Georgia.

37.	Management Agent. Landlord and Tenant acknowledge and agree that Landlord has designated Pinnacle Realty Management Company, Inc. (hereinafter referred to as “Agent”) to act on its behalf as management agent to manage the Building. Tenant agrees that, until notified otherwise in writing by Landlord, it shall deliver to Agent all payments required to be made to Landlord under this Lease and shall deliver to Agent copies of all notices required to be given to Landlord hereunder and shall in all respects accept performance by Agent of all of Landlord’s obligations hereunder. For purposes of this Lease, all payments, notices or other communications to Agent shall be delivered to Agent at the address shown on the Lease Information Sheet attached hereto as Exhibit “A” or at such other place as Agent may designate in writing.

38.	Special Stipulations. Any special stipulations attached hereto and initialed by the parties shall become a part of this Lease to the same extent as though set out in full herein. In the event the terms of such special stipulation conflict with any terms hereof, the terms of the special stipulation shall control.

39.	Security Deposit. Contemporaneously with the execution hereof, Tenant has deposited with Landlord a security deposit in the amount set forth on the Lease Information Sheet attached hereto as Exhibit “A”, receipt of which is hereby acknowledged. Said deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all of the terms and conditions of this Lease. The security deposit shall not be mortgaged, assigned,, transferred or encumbered by Tenant without the prior written consent of Landlord, and any such act on the part of Tenant made without the prior written consent of Landlord shall be without force and effect and not binding upon Landlord. If any of the rents herein reserved or any other sums payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make any payment on behalf of Tenant, or should Tenant fail to perform any of its obligations under this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said security deposit, or so much thereof as may be necessary to compensate Landlord, toward the payment of Base Rent or Operating Expense Reimbursement or loss or damage sustained by Landlord by reason thereof, and Tenant shall forthwith upon demand restore the amount of said security deposit to the original sum deposited. Should Tenant comply with all its obligations under this Lease, said deposit shall be returned in full to Tenant at the end of the Lease Term. Landlord may deliver any funds deposited as a security deposit hereunder by Tenant to any purchaser of Landlord’s interest in the Premises in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit, and this provisions shall also apply to any subsequent transferee of such interest.

40.	Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, neither the remainder of this Lease nor the application of such term, covenant or condition to any other person or circumstance shall be affected thereby; and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

41.

Hazardous Waste Agreement and Indemnity. Without limiting any other provision of the Lease, Tenant agrees to comply in all respects with all laws, ordinances, rules and regulations relating to the storage, transport, use or disposal of toxic and hazardous substances, including specifically, without limitation, the Super Fund Amendments and Reauthorization Act of 1986, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Solid Waste Disposal Act, or amended by the Resource Conservation and Recovery Act, the Hazardous Waste Management System, and the Occupational Safety and Health Act of 1970. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, losses, costs, damages, liabilities, civil fines and penalties, criminal fines and penalties, expenses (including attorneys’ fees), cleanup costs or other injury resulting from or arising out of Tenant’s (including employees, contractors and agents) failure to comply with the foregoing sentence. Tenant agrees to post and keep posted in a prominent location of the working area of the Premises any memorandum or bulletin from Landlord concerning hazardous substances. The foregoing indemnity shall survive the termination of the Lease and shall continue until the applicable statute of limitations runs.

42.	No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered five (5) originals to Landlord and Landlord has accepted all terms therein and has executed same.

43.	Extent of Liability. Tenant shall look only to Landlord’s estate and property in the Premises for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

44.	Short Form Lease. Tenant shall not record this Lease. However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a short form of lease in respect of this Lease sufficient for recording. Such short form lease shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

45.	Late Charges. In addition to any other remedies Landlord may have under this Lease, Tenant shall pay a late charge equal to six cents on each dollar of Base Rental paid more than five (5) days after the same is due [14].

46.	Brokerage. Tenant represents and warrants that it has not dealt with any broker or finder with regard to the premises other than Pinnacle Realty Management Co., in its capacity as agent for Landlord, and CTR Partners, LLP (collectively, the “Broker”). Tenant agrees to indemnify, defend, and save Landlord harmless from and against any claims for fees or commissions owed from anyone other than Broker who shall claim to have dealt with Tenant in connection with the demised premises or this Lease. Landlord agrees to pay any commission or fee owing to Broker pursuant to a separate agreement. The provisions of this article shall survive the expiration or earlier termination of the term of this Lease.

IN WITNESS WHEREOF, the parties have here unto set their hands and seals the day and year first above written.

LANDLORD:		TENANT:

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY		CRESCENT BANKING COMPANY

By:	/s/ NANCY L. ABBOTT	By:	/s/ ROBERT C. KENKNIGHT
Its:	Director	Its:
9/29/98

Attest:
Its:

(CORPORATE SEAL)

NOTE:	*	If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacity for Tenant, affixing the corporate seal.

[14]	except that Landlord shall not impose any penalty if the payment is paid no more than ten (10) days after it is due, and such late payment occurs no more than one (1) time in any twelve (12) month period

EXHIBIT “A”

PLAZA 400 OFFICE CENTER

OFFICE BUILDING LEASE

LEASE INFORMATION SHEET

Date: September         ,1998

Landlord:	Phoenix Home Life Mutual Insurance Company
Address:	One American Row
Hartford, Connecticut 06115
Tenant:	Crescent Banking Company
Address:	5881 Glenridge Drive
Suite 170
Atlanta, GA 30328

Section 1	Premises:	Approximately 3,616 rentable square feet located in Suite 170.

Section 2	Term Commencement:	October 15, 1998

Section 2	Term Expiration:	October 31, 2003

Section 3(a)	Base Annual Rental: Amount of Monthly Installment:	$61,472.04 $5,122.67

Section 4(d)	Last Day of Base Year:	December 31, 1999

Section 37	Address of Management Agent:	Pinnacle Realty Management Co. Suite W-211 1117 Perimeter Center West Atlanta, Georgia 30338

Section 39	Security Deposit:	None

The sections of the Lease identified above in the margin are those sections where references to particular Lease Information appear. Each such reference shall incorporate the applicable Lease Information. In the event of any conflict between any Lease Information and the Lease, the latter shall control.

TENANT: CRESCENT BANKING COMPANY

By:	/s/ ROBERT C. KENKNIGHT
Its:

Attest:
Its:		(Corporate Seal)

LANDLORD: PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

By:	/s/ NANCY L. ABBOTT
Its:	Director
9/29/98

EXHIBIT “B”

PLAZA 400 OFFICE CENTER

5881 GLENRIDGE DRIVE

First Floor

FLOOR PLAN OF PREMISES

Premises are shown hatched.

[GRAPHIC]

EXHIBIT “C”

PLAZA 400

WORK LETTER

Prior to commencement of the Lease Term, Landlord will, at Landlord’s expense, unless otherwise stated herein, complete, alter, renovate and or decorate the Premises to conform to the floor plans and specifications attached hereto as Exhibit “C-l” and in the manner set forth in this Exhibit “C”.

I.	TENANT’S PLANS AND SPECIFICATIONS

A.	Landlord, at its sole cost and expense, shall cause to be prepared complete, finished, detailed architectural and engineering drawings and mechanical plans, including dimensions and specifications, necessary for all work to be permitted and performed by Landlord hereunder in accordance with the plans and specifications attached as page 3 to this Exhibit “C”, (“Tenant’s Plans”) except for the mechanical plans and specifications provided for in Paragraph II hereof.

B.	Upon the approval of Tenant’s Plans by Landlord under the preceding paragraph, Landlord shall cause Tenant’s Plans together with the mechanical plans and specifications provided for in Paragraph II hereof, to be filed, at Landlord’s sole cost and expense, with the governmental permits and authorizations which may be required in connection with the work to be done.

C.	Without the prior written consent of Landlord, Tenant shall make no changes in Tenant’s Plans after approval thereof by Landlord. No changes will be accepted without Tenant’s acknowledgement of its obligation to pay for any extra charges incurred as a result of the change.

LANDLORD’S PLANS AND SPECIFICATIONS

A.	If necessary in Landlord’s opinion, Landlord at Landlord’s sole cost and expense, shall cause to be prepared complete mechanical plans and specifications where necessary for the installation of the building standard air-conditioning systems and ductwork, heating, electrical and plumbing and other mechanical plans for Landlord’s work.

B.	Landlord may make such changes in the mechanical plans and specifications as Landlord may desire, excepting that any such changes shall not materially and adversely affect Tenant’s occupancy.

C.	Landlord, at its sole option, may substitute for building standard materials other materials of comparable kind and quality with the exception of building standard blinds.

EXTRA WORK

A.	Tenant’s Plan may require substitutions (except for blinds), additional or extra work, and/or material over and above Landlord’s work (“Extra Work”), to be performed by Landlord provided that the Extra Work at Landlord’s option:

1.	shall not require the use of contractors or types of contracts other than those normally engaged by Landlord in the Building;

2.	shall not delay completion of Landlord’s Work or the commencement date;

3.	shall be practicable and consistent with existing physical conditions in the building and with the plans for the Building which have been filed with the Department of Buildings of Fulton County or other governmental authorities having jurisdiction thereover;

4.	shall not impair Landlord’s ability to perform any of Landlord’s obligations hereunder or under this lease or any other lease of space in the Building; and

5.	shall not affect any portion of the Building other than the Premises.

B.	Tenant shall pay for Extra Work an amount equal to the cost thereof to Landlord plus fifteen percent (15%) of such cost for Landlord’s overhead and supervision.

C.	1.	All Extra Work shall require the installation of new materials at least comparable to the building standard and any substitution shall be of equal or greater cost than that for which it is substituted. The term “substitution” as used in this paragraph shall be expressly limited to an item of Extra Work and serving the same function as the item so replaced: e.g., a lighting fixture in replacement of a building standard lighting fixture.

2.	Tenant may request the omission of an item of Landlord’s Work, provided that such omission shall not delay the completion of Landlord’s Work and Landlord hereafter shall not be obligated to install same. No credit shall be granted to Tenant for items omitted or not installed. Credits for substitutions shall be granted in amounts determined by Landlord’s unit price for substitutions and shall be applied only against the final payments by Tenant for all Extra Work. In no event shall there be any cash credits.

D.	If Landlord is to perform Extra Work, Tenant shall pay to Landlord upon commencement for Extra Work a sum equal to twenty percent (20%) of the cost thereof as estimated by Landlord (the “Estimate”). Thereafter, Tenant shall pay to Landlord the balance of the Estimate in monthly installments as the work progresses, but in no event shall the entire balance be paid later than the completion of the Extra Work. Landlord shall have the same rights and remedies for a default in the payment of the balance of the Estimate for the non-payment of additional rent, whether or not the default in question occurred before the Commencement Date.

E.	If Extra Work includes incandescent lighting fixtures in addition to or in substitution for fluorescent lighting fixtures, then notwithstanding anything to the contrary set forth in this Exhibit C or elsewhere in this lease Landlord may refuse to do such Extra Work unless Tenant agrees to increase the Fixed Rent to reflect any additional cost of supplying electricity and air-conditioning to the Premises resulting from such addition or substitution. If the parties cannot agree upon such increase, the same shall be determined by arbitration.

DELAYS IN LANDLORD’S WORK

If Landlord shall be delayed in substantially completing Landlord’s Work as a result of: 1) Tenant’s failure to furnish when due Tenant’s Plans, approvals of Estimates or revisions of Tenant’s Plans; or 2) Tenant’s changes in Tenant’s Plans subsequent to submission for Landlord’s approval; or 3) the performance or completion of work by a person, firm or corporation employed by Tenant on behalf of Tenant; or 4) any other act or omission caused by or on behalf of Tenant; then Landlord shall not be responsible for any such delays and the commencement date of the Lease shall be accelerated by the number of days of such delay. In addition, Tenant shall reimburse Landlord for any and all expenses, losses, costs and damages suffered by Landlord and caused by such delay.

EXHIBIT “C-1”

TENANT’S CONSTRUCTION PLANS AND SPECIFICATIONS

Notes:

1.	Landlord shall remove one interior partition and remove one window and replace with sheetrock per plan shown below.

2.	Landlord shall patch and paint all interior walls of the Premises using building standard materials in Tenant’s choice of colors.

3.	Landlord shall recarpet the Premises and install new vinyl base molding using building standard carpet and molding in Tenant’s choice of color.

4.	Landlord shall replace all missing, damaged, or stained ceiling tiles in the Premises.

5.	Landlord shall remove existing power poles and power strip currently located in the Premises.

6.	Landlord shall repair or replace any damaged or dysfunctional window blinds in the Premises.

7.	Landlord shall not be responsible for Tenant’s telephone, computer, or communications cabling.

[GRAPHIC]

EXHIBIT “D”

PLAZA 400 OFFICE CENTER

RULES AND REGULATIONS

1.	The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed or used by any person for any purpose other than those of ingress and egress. Neither the floors nor any skylights and windows that reflect or admit light into any place in the Building shall be covered or obstructed. The water closets and other water apparatus shall not be used for any other purpose than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Any damage resulting to them, or to associated systems, from misuse, shall be borne by the Tenant who caused same or whose agents, employees, sublessees, licensees, invitees, guests or customers caused such damage.

2.	No advertisement or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the doors, and except of such order, size and style, and at such places as shall be designated by Landlord. Interior signs on doors will be supplied for Tenant by Landlord, the cost of the signs to be charged to and paid for by the Tenant for whose benefit the sign was supplied [15].

3.	No Tenant shall do or permit anything to be done on or about the Building, or bring or keep anything therein, which shall in any way increase the rate of fire or hazard insurance on the Building or on property kept therein, or obstruct or interfere with the rights of other lessees or in any way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department, or any part thereof, or conflict with any of the rules and ordinances of the Board of Health. Tenant shall be responsible for maintaining order in the Building, and shall not make or permit any improper noise in the Building or interfere in any way with other lessees or those having business with them. Nothing shall be thrown out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling or for other immoral or unlawful practices.

4.	Tenant shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Building, or any portion thereof.

5.	No animals, birds, bicycles or other vehicles, or other obstructions, shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building.

6.	All lessees and occupants shall observe strict care not to leave windows open when it rains or snows and, for any fault or carelessness in any of these respects, shall make good any injury sustained by other lessees and by Landlord for damage to paint, plastering or other parts of the Building resulting from such default or carelessness. No painting shall be done, nor shall any alterations be made to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, except for Licenses and art work, nor shall any connection be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord or its agent. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of its premises, nor conduct upon its premises any noisome, noxious or offensive business.

7.	Not more than [16] keys for each office will be furnished without charge. No additional locks or latches shall be put upon any door without the written consent of Landlord. Each Tenant, upon termination of its lease of its premises, shall return to Landlord all keys to doors in said building and all plastic cards, if any, issued for parking and entry to the Building.

8.	Landlord in all cases retains the power to prescribe the weight and position of iron safes or other articles. Tenant must make arrangements with the superintendent of the Building when the elevator is required for the purpose of carrying any kind of freight.

9.	The use of burning fluid, camphene, alcohol, benzine, kerosene or similar substances is prohibited. No offensive gases or liquids will be permitted.

[15]	except that Tenant’s initial building standard hallway and door signage shall be furnished by Landlord at Landlord’s expense
[16]	six

10.	Blinds or window coverings of any kind must be of such shape, color and material as may be prescribed by Landlord, and shall be erected only with Landlord’s consent and at the expense of said Tenant. No awnings shall be placed on the Building, without Landlord’s consent.

11.	If any Tenant requires wiring for a bell or buzzer system, such wiring shall be done only by an electrician approved by Landlord or Landlord’s agent. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by Landlord, its representative or agent, and no boring or cutting for wiring shall be done unless approved by Landlord or its representative or agent, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord, its representative or agent in writing, and at an agreed cost to Tenant.

12.	The elevators in the Building are not to be used by Tenant or their agent for moving furniture into or out of any premises, except during the hours from 5:30 to 7:00 a.m. on weekdays, or after 1:30 p.m. on Saturdays, unless approved by Landlord or its agent in advance.

13.	Tenant and occupants shall observe and obey all parking and traffic regulations imposed by Landlord. Landlord in all cases retains the power to designate “no parking” zones, traffic rights-of-way and general parking area procedures. Failure of any Tenant to comply with any such regulation or procedure will constitute violation of such Tenant’s lease.

14.	Smoking is not permitted in any common area of the building including halls, lobbies, restrooms or corridors.

15.	It is understood that Tenant shall notify Landlord, in advance, as to any overnight parking, of its vehicles, or the vehicles of its employees, agents, contractors, or visitors in or about the Office Complex parking facilities.

EXHIBIT “E”

SPECIAL STIPULATIONS

1. Option to Renew. Provided (i) this Lease is in full force and effect as of the dates hereinafter delineated; and (ii) Tenant is not in default under any of the terms and conditions of this Lease; and (iii) Tenant is the sole occupant of the Premises and has not sublet, assigned, or relinquished all or any part of the Premises, then Landlord grants Tenant one (1) option to renew this Lease for a term of five (5) years on the same terms and conditions contained herein, except that a) the Base Rental shall be adjusted to the market rent for comparable buildings in the Central Perimeter market of Atlanta, GA, as said market is defined by Jamison Research, or, if Jamison Research does not publish market information, such successor information provider as Landlord may reasonably choose; b) the Term Expiration of the renewal of this Lease shall be September 30, 2008; and c) Landlord shall have no obligation to perform any improvements or alterations to the Premises. Tenant shall provide written notice to Landlord of its intention to exercise this Option to Renew no less than one hundred eighty (180) days nor more than three hundred (300) days prior to the Term Expiration. This Option to Renew is personal to Tenant, and may not be transferred by way of sublease or assignment to any successor company which may occupy the Premises in the future.

2. Right of First Refusal. Provided Tenant is not in default under any of the terms and conditions of this Lease, Tenant shall have a one-time right of first refusal to lease any space in the south wing of the first floor of the Building, as shown on the attached Exhibit “E-l” as the “Refusal Premises”. Should Landlord receive a bona-fide acceptable offer from a prospective tenant to lease all or part of the Refusal Premises, Landlord shall provide written notice of said offer to Tenant, which notice shall include the terms of the proposed lease. Within five (5) business days following Tenant’s receipt of said notice, Tenant may lease the Refusal Premises under the same terms as set forth in the notice by providing written notice to Landlord of Tenant’s intention. Tenant and Landlord shall thereafter promptly enter into a written amendment to this Lease which shall memorialize Tenant’s leasing and acceptance of the Refusal Premises, including the increased rent payable by Tenant. From that time, Premises as used in this Lease shall mean the Premises described herein plus the Refusal Premises. Should Tenant not provide notice to Landlord of its intention to accept the Refusal Premises on the terms contained in the notice provided to Tenant, then this Right of First Refusal shall be deemed waived, and Tenant shall have no further rights to the Refusal Premises.

3. Quiet Enjoyment. Provided Tenant is not in default of any of the terms and conditions of this Lease, Landlord shall not disturb Tenant’s quiet enjoyment of the Premises during the term of this Lease or any renewal or extension thereof.

4. Parking. The Office Complex parking ratio totals approximately three and eight-tenths spaces per 1,000 square feet of rentable area. During the Lease Term, Tenant, its employees, agents, guests and visitors, shall have the right to utilize the Office Complex parking area, to the extent of the ratio above, on an unassigned and cost free basis.

EXHIBIT “E-1”

REFUSAL PREMISES

5881 GLENRIDGE DRIVE

First Floor

Refusal Premises are shown hatched.

[GRAPHIC]

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “First Amendment”) is made and entered into as of the 7th day of August, 2003, by and between PHOENIX LIFE INSURANCE COMPANY, formerly known as Phoenix Home Life Mutual Insurance Company, a New York life insurance company (hereinafter referred to as “Landlord”), and CRESCENT MORTGAGE SERVICES, INC., a Georgia corporation (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord, as landlord, and Crescent Banking Company (“CBC”), as tenant, entered into that certain Plaza 400 Office Building Lease dated September 29, 1998 (as the same may have been amended, the “Lease”), whereby Tenant leased a portion of the first floor containing approximately 3,616 rentable square feet and known as Suite 170 (the “Premises”) in the building located at 5881 Glenridge Drive, Atlanta, Georgia 30328 (the “Building”); and

WHEREAS, heretofore CBC assigned all of its right, title and interest as tenant under the Lease to Tenant and Tenant has assumed all of the obligations of the tenant under the Lease as if it were the originally-named tenant thereunder, and Tenant is now the tenant under the Lease, as amended hereby; and

WHEREAS, the parties hereto desire to enter into this First Amendment for the purpose of evidencing their mutual understanding and agreement regarding, the extension of the Lease Term, and certain other matters relating thereto as set forth hereinbelow.

NOW, THEREFORE, for and in consideration of the premises hereto, the keeping and performance of the covenants and agreements hereinafter contained, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree and amend the Lease as follows:

1. Defined Terms. All terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Lease unless set forth herein to the contrary.

2. Extension of Term. Landlord and Tenant hereby acknowledge and agree that the Lease Term is currently scheduled to expire on October 31, 2003. Effective immediately, Landlord and Tenant extend the Lease Term for an additional thirty-six (36) month period, commencing on November 1, 2003 (the “First Extended Term Commencement Date”), and ending on October 31, 2006, unless sooner terminated in accordance with the terms of the Lease. That period commencing on the First Extended Term Commencement Date and continuing to and through October 31, 2006, is herein sometimes referred to as the “First Extended Term”. Tenant leases the Premises during the First Extended Term on the same terms and conditions presently set forth in the Lease, except as otherwise set forth herein to the contrary; provided, however, Tenant shall receive no concessions or allowances on account of extending the term of the Lease.

3. Base Rental. From and after the First Extended Term Commencement Date to and through the expiration of the First Extended Term, Tenant shall pay to Landlord Base Rental in the amounts and on the dates set forth hereinafter:

Dates	PSF	Annual Rental	Monthly Rental
11/1/03–10/31/04	$17.25	$62,376.00	$5,198.00
11/1/04–10/31/05	$17.77	$64,256.32	$5,354.69
11/1/05–10/31/06	$18.30	$66,172.80	$5,514.40

Except as specifically set forth to the contrary herein, in all other respects, all rent and other sums of money stipulated in the Lease shall be due and payable by Tenant as provided in and in accordance with the terms of the Lease.

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4. Rental Abatement. Notwithstanding anything to the contrary in the Lease, as amended hereby, provided Tenant is not in default hereunder beyond any applicable notice and cure period, the payment of Base Rental due under the Lease, as amended hereby, shall be excused during the first five (5) calendar months following the First Extended Term Commencement Date (although Base Rental shall continue to accrue during such period), such conditional concession being offered to Tenant as an inducement for Tenant to execute this First Amendment and to occupy the Premises for the entire First Extended Term and to comply with its agreements contained in the Lease, as amended by this First Amendment; provided, however, if Tenant becomes in default under the Lease, as amended hereby, beyond any applicable notice and cure period, or otherwise breaches any of Tenant’s obligations under the Lease, as amended hereby, then all such excused Base Rental shall become immediately due and payable and Tenant hereby agrees to pay Landlord all excused Base Rental that would otherwise have been payable during such five (5) month period.

5. Base Year. Notwithstanding anything to the contrary contained in the Lease, effective as of the First Extended Term Commencement Date, the Base Year for purposes of determining Tenant’s proportionate share of Operating Expenses shall be changed to calendar year 2004. The 1999 Base Year as set forth in Section 4(c) of the Lease and Section 4(d) [sic] of Exhibit “A” to the Lease shall continue to apply for all periods prior to the First Extended Term Commencement Date.

6. Tenant Improvement Allowance

(a) Notwithstanding anything to the contrary contained or implied in the Lease or this First Amendment, Tenant agrees that it will accept possession of the Premises during the First Extended Term in an “as is, where is” condition, and that no representations, warranties, or inducements, with respect to any condition of the Premises have been made by Landlord, or its designated representatives, to Tenant, or its designated representatives except as specifically set forth herein. In furtherance of the foregoing, Tenant hereby acknowledges that, except as specifically and expressly provided below, no promises to decorate, alter, repair or improve the Premises either before or after the execution of this First Amendment have been made to Tenant, or its designated representatives, by Landlord, or its designated representatives. Notwithstanding the foregoing, Landlord agrees, at Landlord’s cost and expense, to perform the following improvements to the Premises prior to the First Extended Term Commencement Date: (i) repaint the interior walls of the Premises using Building-standard paint, the color of which shall be selected by Tenant from Landlord’s current selection of Building-standard paint colors, and (ii) replace the existing carpet on the interior floors of the Premises using Building-standard carpet, the color of which shall be selected by Tenant from Landlord’s current selection of Building-standard carpets.

(b) Tenant acknowledges and agrees that during the period of Landlord’s work, Tenant shall be occupying a portion of the Premises and that noise, dust, relocation of Tenant’s property and other activities associated with such work may be disruptive to the business operations of Tenant in the Premises or portions thereof. Nevertheless, Tenant hereby waives and releases any and all claims, causes of action and actions against Landlord and its agents related to Landlord’s construction work, except for any claim against Landlord for damage to Tenant’s personal property or injury to persons caused solely by the gross negligence or willful misconduct of Landlord or its agents, contractors, or employees. Landlord shall impose upon the contractor performing the work a requirement that the contractor will agree to use reasonable efforts to not unreasonably interfere with the conduct of Tenant’s business operations. No rental shall abate as a result of, or arising from, Landlord’s construction work. Tenant shall, upon notice from Landlord or Landlord’s contractor, permit Landlord or Landlord’s contractor to have access to the Premises as required to effect the construction work and to remove or relocate forthwith, at Tenant’s sole cost and expense, such portion or all of the personal property belonging to Tenant from such portion of the Premises then being affected by the construction work as Landlord or Landlord’s contractor shall reasonably request in connection with the prosecution of such work.

7. Renewal Option: Tenant shall have the right to renew the Lease Term, as extended hereby, for two (2) additional periods of three (3) years each (individually, “Renewal Term” and collectively, “Renewal Terms”) by giving Landlord prior written notice six (6) months prior to the expiration of the then existing Lease Term that Tenant intends to exercise such applicable renewal right, subject to the following conditions:

(a) Tenant shall be in possession of the Premises and there shall not be a default under any of the terms of provisions of the Lease at the time such notice is given or at the time of the commencement of the applicable Renewal Term.

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(b) Tenant shall occupy the Premises during each Renewal Term under the same terms and conditions as specified in the Lease, except the Base Rental for each of the Renewal Terms shall be the then Market Rate, but not less than the Base Rental for the Premises in effect immediately prior to the commencement of the applicable Renewal Term.

(c) As used herein, the term “Market Rate” shall be initially determined by Landlord as the amount of base annual rent per square foot (including the rate of escalation) then being charged in comparable first class office buildings located in the Central Perimeter area of Atlanta, Georgia (the “Comparable Buildings”) for space comparable to the Premises and taking into consideration all other relevant factors establishing similarity or dissimilarity between the comparable lease and the leasing of the Premises to Tenant for the applicable Renewal Term, including without limitation, escalations (including type, base year and stop), concessions, length of lease term, size and location of the Premises, building standard work letter and/or tenant improvement allowances, quality and quantity of any existing tenant improvements, quality and creditworthiness of Tenant, location of building, the cost and provision of parking spaces, and other generally applicable concessions, allowances, terms and conditions of tenancy. Notwithstanding any provision to the contrary contained herein, the Premises shall be leased during the applicable Renewal Term pursuant to the terms of subparagraph (b) above. The reference to the foregoing factors is illustrative only and the presence or absence of such factors shall be taken into account in determining Market Rate.

(d) Within thirty (30) days after Landlord receives the notice of Tenant’s exercise of the renewal option, Landlord shall notify Tenant of the proposed Market Rate. In the event that Landlord and Tenant are not able to agree as to the Market Rate within sixty (60) days of good faith negotiation, Tenant’s right of renewal for all remaining Renewal Terms as provided herein shall terminate.

(e) In the event Tenant fails to timely notify Landlord in the manner herein specified, Tenant shall be conclusively deemed to have waived its right to enter into the Renewal Term and any subsequent Renewal Term.

(f) This renewal right shall be subject to Tenant’s financial condition at the time of each exercise being comparable in all material respects to or better than that as exists on the Commencement Date. In determining whether the requirements of this provision are satisfied, all aspects of Tenant’s financial condition (including, without limitation, net worth, liquidity, and credit ratings by recognized rating agencies) shall be examined by Landlord.

8. Supplemental HVAC. Notwithstanding anything to the contrary contained in the Lease, as amended hereby, Landlord will provide to Tenant heating, ventilation and/or air conditioning (“HVAC”) service after normal business hours as set forth in Section 9(a) of the Lease provided Tenant gives Landlord notice of the desire for such service by 4:00 p.m. on the business day on which Tenant desires the service, and by 4:00 p.m. on the Thursday prior to any Saturday, Sunday or holiday on which Tenant desires such service. Such after hours HVAC service will be provided by Landlord during the First Extended Term at the rate of $20.00 per floor per hour.

9. Brokers. Tenant represents and warrants to Landlord that CTR Partners, LLP (“CTR”) has represented Tenant in the negotiations for and procurement of this First Amendment and the extension of the Term and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person, other than CTR, as a result of any act or agreement of Tenant. CTR shall be paid a commission by Landlord in connection with this transaction pursuant to the terms of a separate written commission agreement. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys’ fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant’s failure to pay commissions, fees or compensation due to any broker who represented Tenant, other than CTR, whether or not disclosed. The parties hereto do hereby acknowledge and agree that CB Richard Ellis, Inc. has acted as agent for Landlord and not for Tenant in this transaction and shall be paid a commission by Landlord in connection with this transaction pursuant to the terms of a separate written commission agreement.

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10. Landlord Liability. Tenant acknowledges that this First Amendment is entered into by Phoenix Life Insurance Company (“PLIC”) for its Separate Account-R, a real estate separate account (“RESA”). RESA has assets which are legally segregated from the general assets of PLIC. The parties hereto agree that the liability of PLIC under this contract for RESA shall be limited to the assets contained in RESA from time to time and that in no event will any of PLIC, its advisors, policy holders, managers or affiliates of any of the foregoing, or any directors, officers, employees or owners of any of the foregoing have any liability hereunder, and Tenant acknowledges and agrees that it shall have no recourse for any claims under or through the Lease and/or this First Amendment against PLIC or any of the aforementioned parties, or the general assets of PLIC.

11. Not an Offer. This First Amendment is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered four (4) originals to Landlord and Landlord has accepted all terms therein and has executed same.

12. Assignment and Assumption. CBC has transferred, conveyed and assigned all of its right, title and interest in and to the Lease to Tenant, and Tenant has accepted such assignment and assumed all of CBC’s duties, covenants and obligations under the Lease to the same extent and with the same force and effect as if Tenant were the original tenant thereunder. Tenant hereby attorns to Landlord as the landlord under the Lease. Subject to the terms and conditions set forth herein, Landlord hereby consents to the transfer and assignment of CBC’s right, title and interest in and to the Lease to Tenant;

13. Miscellaneous. This First Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors-in-title, representatives and permitted assigns. In the event of any inconsistency or conflict between the terms of this First Amendment and of the Lease, the terms of this First Amendment shall control. Time is of the essence of all of the terms of this First Amendment. The signatory of Tenant represents to Landlord that he is duly authorized to execute and deliver this First Amendment on behalf of Tenant. The Lease together with this First Amendment constitutes and contains the sole and entire agreement of the parties hereto with respect to the subject matter hereof and no prior or contemporaneous oral or written representations or agreements between the parties and relating to the subject matter hereof shall have any legal effect. Except as hereinabove provided, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by the parties hereto. Except as otherwise specifically set forth to the contrary in this First Amendment, effective immediately, any and all renewal, extension, expansion and/or termination rights of Tenant are hereby terminated and of no further force and effect. Tenant hereby acknowledges and agrees that, as of the date hereof, the Lease is subject to no offsets, claims, counterclaims or defenses of any nature whatsoever. This First Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Landlord and Tenant or their respective heirs, representatives, successors and permitted assigns. If any clause or provision of this First Amendment is illegal, invalid or unenforceable under present or future laws, the remainder of this First Amendment shall not be affected thereby, and in lieu of each clause or provision of this First Amendment which is illegal, invalid or unenforceable, there shall be added as a part of this First Amendment a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Plaza 400 Office Park Lease under seal as of the date first above written.

LANDLORD:		TENANT:

PHOENIX LIFE INSURANCE COMPANY, for its Separate Account-R		CRESCENT MORTGAGE SERVICES, INC., a Georgia corporation

By:	HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC., its duly authorized investment manager	By:	/s/ ROBERT C. KENKNIGHT

		Name:	Robert C. KenKnight
		Title:	President

By:	/s/ Illegible	By:	/s/ DONNA L. TRANSUE

Name:		Name:	Donna L. Transue

Title:	Vice President - Asset Manager
(CORPORATE SEAL)

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